Exhibit 10.4

DELL TECHNOLOGIES INC.

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Dated as of December 25, 2018

i

Section 3.16	No Partnership	50
Section 3.17	Severability	50
Section 3.18	Counterparts	50

ii

DELL TECHNOLOGIES INC.

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of December 25, 2018, by and among Dell Technologies Inc., a Delaware corporation, and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)	Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (collectively, the “MD Stockholders”);

(b)	MSDC Denali Investors, L.P., a Delaware limited partnership, and MSDC Denali EIV, LLC, a Delaware limited liability company (collectively, the “MSD Partners Stockholders”);

(c)

Silver Lake Partners III, L.P., a Delaware limited partnership, Silver Lake Technology Investors III, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership (collectively, the “SLP Stockholders”, and together with the MD Stockholders and the MSD Partners Stockholders, the “Sponsor Stockholders”);

(d)	Venezio Investments Pte. Ltd., a Singapore corporation (the “Temasek Stockholder”);

(e)	the parties identified on a schedule agreed by the Company and the MD Stockholders as “Management Stockholders” (“Management Stockholders”); and

(f)	any other Person who becomes a party hereto pursuant to, and in accordance with, Section 2.10.

WHEREAS, certain of the parties hereto are party to that certain Registration Rights Agreement, dated as of October 29, 2013, as amended and restated by that certain Amended and Restated Registration Rights Agreement, dated as of September 7, 2016 (the “First Restated Agreement”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement and the consummation of the Merger, the Company, the MD Stockholders, the MSD Partners Stockholders and the SLP Stockholders wish to amend the First Restated Agreement to make certain changes to the rights and obligations of the Company and the Stockholders under the First Restated Agreement;

WHEREAS, the undersigned parties desire to amend and restate the First Restated Agreement as set forth herein pursuant to Section 3.11 of the First Restated Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the First Restated Agreement is, as of the effectiveness of this Agreement pursuant to Section 3.2, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement and (iii) such disclosure is not in the best interests of the Company or would materially and adversely interfere with a bona fide financing transaction, disposition or acquisition by the Company and/or its Subsidiaries that is material to the Company and its Subsidiaries (on a consolidated basis).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders shall be considered Affiliates of the MSD Partners Stockholders and/or the SLP Stockholders, (iii) none of the MSD Partners Stockholders shall be considered Affiliates of the MD Stockholders and/or the SLP Stockholders, (iv) none of the SLP Stockholders shall be considered Affiliates of the MSD Partners Stockholders and/or the MD Stockholders, (v) none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds and (vi) portfolio companies of Temasek Holdings (Private) Limited (“Temasek Holdings”) that are not under the management or control of the management team managing the Temasek Stockholder shall not be considered Affiliates of the Temasek Stockholder.

“Agreement” means this Second Amended and Restated Registration Rights Agreement (including the schedules, annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for Shares upon delivery of consideration to the Company or any of its Subsidiaries, such Shares shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Blackout Period Restrictions” means (i) offering for sale, selling, pledging, hypothecating, transferring, making any short sale of, loaning, granting any option or right to purchase of or otherwise disposing of (or entering into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Securities (including Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Securities that may be issued upon exercise of any Company Stock Options or warrants) or securities convertible into or exercisable or exchangeable for Securities, (ii) entering into any swap, hedging arrangement or other derivatives transaction with respect to any Securities (including Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Securities that may be issued upon exercise of any Company Stock Options or warrants) or securities convertible into or exercisable or exchangeable for Securities, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Securities, in cash or otherwise, (iii) making any demand for or exercising any right or causing to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Securities or securities convertible into or exercisable or exchangeable for Securities and/or (iv) publicly disclosing the intention to do any of the foregoing; provided, that the foregoing shall not prohibit a Holder that has a contractual right to transfer Registrable Securities in a registered sale pursuant to this Agreement from transferring its Registrable Securities in an applicable Underwritten Shelf Take-Down or an underwritten offering of Shares pursuant to Section 2.4 or Section 2.5.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Class C Stockholders Agreement” means the Amended and Restated Class C Stockholders Agreement of the Company dated as of the date hereof.

“Class D Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock.

“Company” means Dell Technologies Inc. (including any of its successors by merger, acquisition, reorganization, conversion or otherwise).

“Company Indemnifiable Persons” has the meaning ascribed to such term in Section 2.8(a).

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of Common Stock.

“Control Holder” has the meaning ascribed to such term in Section 2.7(d).

“Dell” means Dell Inc., a Delaware corporation.

“Demand Delay” has the meaning ascribed to such term in Section 2.4(a)(ii).

“Demand Initiating Sponsor Holders” has the meaning ascribed to such term in Section 2.4(a).

“Demand Participating Sponsor Holders” has the meaning ascribed to such term in Section 2.4(a)(ii).

“Demand Period” has the meaning ascribed to such term in Section 2.4(b).

“Demand Registration” has the meaning ascribed to such term in Section 2.4(a).

“Disabling Event” means either the death of MD, or the continuation of any physical or mental disability or infirmity that prevents the performance of MD’s duties for a period of one hundred eighty (180) consecutive days.

“Effectiveness Date” means the date on which the Sponsor Holders are no longer subject to any transfer restriction on the sale of Registrable Securities pursuant to Section 2.14(a).

“Eligible Non-Marketed Underwritten Shelf Take-Down Holder” means, solely in the case of a Non-Marketed Underwritten Shelf Take-Down initiated by one or more Initiating Shelf Take-Down Holders, the SLP Holders and the MSD Partners Holders, but only for a three (3) year period following the Merger.

“EMC” means EMC Corporation, a Massachusetts corporation (together with its successors and assigns).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Restated Agreement” has the meaning ascribed to such term in the Recitals.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder Indemnifiable Persons” has the meaning ascribed to such term in Section 2.8(b).

“Holders” means, collectively, the MD Holders, the MSD Partners Holders, the SLP Holders and the Non-Sponsor Holders.

“Indemnified Party” has the meaning ascribed to such term in Section 2.8(c).

“Indemnifying Party” has the meaning ascribed to such term in Section 2.8(c).

“Initiating Shelf Take-Down Holder” has the meaning ascribed to such term in Section 2.3(a).

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A attached hereto.

“Management Holders” means, collectively, (i) the Management Stockholders and (ii) any designated transferees or successors of any Management Stockholders pursuant to Section 2.10(a) and Section 2.10(b) below that, in each such case, hold Registrable Securities or Securities exercisable for or convertible into Registrable Securities.

“Management Stockholders” has the meaning ascribed to such term in the Preamble.

“Management Stockholders Agreement” means the Second Amended and Restated Management Stockholders Agreement, dated as of the date hereof, by and among the Company, the Management Stockholders party thereto, the Sponsor Stockholders party thereto and the other signatories thereto, as it may be amended from time to time.

“Marketed Underwritten Demand Registration” means a Demand Registration, which includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and one or more underwriters, in each case, over a period expected to exceed 48 hours.

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 2.3(c)(i).

“Marketed Underwritten Shelf Take-Down Notice” has the meaning ascribed to such term in Section 2.3(c)(i).

“MD” has the meaning ascribed to such term in the Preamble.

“MD Co-Investor” means each Person party to and identified as an “MD Co-Investor” on the signature pages of the MD Stockholders Agreement.

“MD Holders” means, collectively, (i) the MD Stockholders and the MD Co-Investors and (ii) any designated transferees or successors of any MD Stockholder or MD Co-Investor pursuant to Section 2.10(a) below that, in each such case, hold Registrable Securities or Securities exercisable or exchangeable for, or convertible into, Registrable Securities.

“MD Stockholders” has the meaning ascribed to such term in the Preamble.

“MD Stockholders Agreement” means the MD Stockholders Agreement, dated as of the date hereof, by and among the Company, the MD Stockholders and certain other parties thereto, as the same may be amended from time to time.

“Merger” has the meaning ascribed to such term in the Recitals

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“Merger Sub” has the meaning ascribed to such term in the Recitals

“MSD Partners Co-Investor” means each Person party to and identified as an “MSD Partners Co-Investor” on the signature pages of the MSD Partners Stockholders Agreement.

“MSD Partners Holders” means, collectively, (i) the MSD Partners Stockholders and the MSD Partners Co-Investors and (ii) any designated transferees or successors of any MSD Partners Stockholder or MSD Partners Co-Investor pursuant to Section 2.10(a) below that, in each such case, hold Registrable Securities or Securities exercisable or exchangeable for, or convertible into, Registrable Securities.

“MSD Partners Stockholders” has the meaning ascribed to such term in the Preamble.

“MSD Partners Stockholders Agreement” means the MSD Partners Stockholders Agreement, dated as of the date hereof, by and among the Company, the MSD Partners Stockholders and certain other parties thereto, as the same may be amended from time to time.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 2.3(d)(i).

“Non-Marketed Underwritten Shelf Take-Down Election Period” has the meaning ascribed to such term in Section 2.3(d)(i).

“Non-Marketed Underwritten Shelf Take-Down Notice” has the meaning ascribed to such term in Section 2.3(d)(i).

“Non-Sponsor Holders” means, collectively, (i) the Management Holders, (ii) the Temasek Holders, (iii) any Person (other than the Company or the Sponsor Holders) that becomes a party to this Agreement pursuant to Section 2.10(a) and Section 2.10(b), whether or not such Person is an employee or consultant of the Company and/or its Subsidiaries, and (iv) any designated transferees or successors of any of the Persons in the foregoing clauses (i) through (iii) pursuant to Section 2.10(a) and Section 2.10(b) below that, in each of the case of the foregoing clauses (i) through (iv), hold Registrable Securities or Securities exercisable or exchangeable for, or convertible into, Registrable Securities.

“Permitted Transferees” has the meaning ascribed to such term in the Management Stockholders Agreement.

“Permitted Temasek Transferees” shall mean: (i) Temasek Holdings and (ii) Temasek Holdings’ direct and indirect wholly-owned subsidiaries, the boards of directors or equivalent governing bodies of which comprise solely nominees or employees of (x) Temasek Holdings, (y) Temasek Pte. Ltd. (a wholly-owned subsidiary of Temasek Holdings) and/or (z) wholly-owned direct and indirect subsidiaries of Temasek Pte. Ltd. (other than portfolio companies).

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Priority Sell-Down” means, in connection with a registered sale of Registrable Securities, the Registrable Securities that may be included by Holders in such registered sale, solely to the extent such Holders have the contractual right to participate in such a registered sale pursuant to the terms hereof, shall be allocated as follows:

(i)

in connection with any registered sale of Registrable Securities occurring within the three (3) year period immediately following the Merger, each of (x) the SLP Holders (collectively), (y) the MSD Partners Holders (collectively) and (z) the Temasek Holders (collectively), shall have the right to elect to have its Registrable Securities, measured by value, represent in the aggregate up to fifty percent (50%) (combined, allocated pro rata based on the relative number of shares of Common Stock owned by each at the applicable time) of the aggregate Registrable Securities that the MD Holders, the MSD Partners Holders, the SLP Holders and the Temasek Holders would otherwise be entitled to sell in such registered sale of Registrable Securities; provided, that if any of the SLP Holders (collectively), the MSD Partners Holders (collectively) or the Temasek Holders (collectively) do not elect to include in such registered sale the maximum number of Registrable Securities that they are permitted to include, the others shall be permitted to include such additional number of Registrable Securities (allocated pro rata based on the relative number of shares of Common Stock owned by each at the applicable time) resulting in the Registrable Securities of the SLP Holders, the MSD Partners Holders and the Temasek Holders, measured by value, representing in the aggregate fifty (50%) of the aggregate Registrable Securities that the MD Holders, the MSD Partners Holders, the SLP Holders and the Temasek Holders would otherwise be entitled to sell in such registered sale of Registrable Securities; and

(ii)

in connection with any registered sale of Registrable Securities occurring within the three (3) year period immediately following the Merger, the MD Holders (collectively), shall have the right to elect to have their Registrable Securities, measured by value, represent in the aggregate up to fifty percent (50%) of the aggregate Registrable Securities that the MD Holders, the MSD Partners Holders, the SLP Holders and the Temasek Holders would otherwise be entitled to sell in such registered sale of Registrable Securities, or, if the MSD Partners Holders, SLP Holders and Temasek Holders do not exercise the right to include the full amount of Registrable Securities permitted to be included pursuant to clause (i), such greater amount remaining after taking into account Securities included pursuant to clause (i).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” means a registration effected pursuant to a Registration Statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Registrable Securities” means (i) Shares held (whether now held or hereafter acquired) by a party to this Agreement other than the Company (including any additional Non-Sponsor Holder to the extent permitted by Section 2.10(b) below) or any designated transferee or successor to the extent permitted by Section 2.10(a) below or, without duplication, by any stockholder of the Company that holds registration or similar rights pursuant to an agreement between such stockholder and the Company and (ii) any Shares issued as (or as of any such date of determination then currently issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Shares contemplated by the immediately foregoing clause (i) (including, without limitation, all shares of Class C Common Stock issuable upon conversion or exchange of Class A Common Stock, Class B Common Stock or Class D Common Stock); provided, however, that (a) if such Shares are subject to one or more vesting conditions (whether time-based, performance-based or otherwise), all such vesting conditions shall have been satisfied and such Shares must have been vested and (b) Shares shall cease to be Registrable Securities if (1) a Registration Statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective Registration Statement, (2) a Registration Statement on Form S-8 or Form F-8 (or any successor form) covering such Shares is effective, (3) such Shares are distributed pursuant to Rule 144 or 145 promulgated under the Securities Act (or any successor rule or other exemption from the registration requirements of the Securities Act), (4) such Shares cease to be outstanding, (5) the holder of such Shares together with its Affiliates owns less than one percent (1%) of the issued and outstanding shares of Common Stock and all Shares held by such holder and its Affiliates can be sold during any three (3) month period without registration pursuant to Rule 144 in a single transaction without being subject to the volume limitation thereunder or (6) such Shares shall have been otherwise transferred and such Shares may be publicly resold without registration under the Securities Act. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised Company Stock Options or other Securities exercisable for, convertible into or exchangeable for Registrable Securities, to the extent that such Registrable Securities are to be sold pursuant to Article II, such Holder must exercise the relevant Company Stock Option or other Security or exercise, convert or exchange such other relevant Security and transfer the relevant underlying Securities that are Registrable Securities (rather than the Company Stock Option or other Security).

“Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under this Agreement, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses of complying with any securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (v) all applicable rating agency fees with respect to the Registrable Securities, (vi) the fees and disbursements of (a) counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (b) one legal counsel, acting jointly for, the MD Holders and the MSD Partners Holders, (c) one legal counsel for the SLP Holders and (d) one legal counsel for the Temasek Holders, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (viii) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (ix) if any of the Sponsor Holders are selling Registrable Securities pursuant to such Registration, all reasonable fees and disbursements of an accounting firm of each such Sponsor Holder, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xiii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xiii) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including all travel, meals and lodging and the reasonable out-of-pocket expenses of the Holders) and (xiv) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means a registration statement filed with the SEC.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“SEC” means the U. S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Shares, debt securities exercisable or exchangeable for, or convertible into equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Share Equivalents” means (i) Shares (other than Shares that are subject to vesting in connection with the continued employment with, or engagement by, the Company or any of its Subsidiaries) and (ii) Shares issuable upon exercise, conversion or exchange of any security that is currently exercisable for, convertible into or exchangeable for, as of any such date of determination, Shares.

“Shares” means the shares of Common Stock of the Company and any securities into which such shares shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares.

“Shelf Holder” means, with respect to any Shelf Registration Statement, each Holder, including the Shelf Initiating Sponsor Holder, if any, that has its Registrable Securities registered on such Shelf Registration Statement.

“Shelf Initiating Sponsor Holders” has the meaning ascribed to such term in Section 2.2(a).

“Shelf Participating Sponsor Holders” means, collectively, all Shelf Holders that are Sponsor Holders.

“Shelf Percentage” means, with respect to any Shelf Request, the fraction, expressed as a percentage, determined by dividing (i) the Shelf Request by (ii) the total number of Registrable Securities held by the Shelf Initiating Sponsor Holders as of the date of such Shelf Request.

“Shelf Period” has the meaning ascribed to such term in Section 2.2(b).

“Shelf Registration Notice” has the meaning ascribed to such term in Section 2.2(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 or Form F-3, or on Form S-1 or Form F-1(or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Request” has the meaning ascribed to such term in Section 2.2(a).

“Shelf Suspension” has the meaning ascribed to such term in Section 2.1(c).

“Shelf Take-Down” has the meaning ascribed to such term in Section 2.3(a).

“Shelf Take-Down Percentage” has the meaning ascribed to such term in Section 2.3(d)(i).

“SLP Holders” means, collectively, (i) the SLP Stockholders and (ii) any designated transferees or successors of any SLP Stockholder pursuant to Section 2.10(a) below that, in each such case, hold Registrable Securities or Securities exercisable or exchangeable for, or convertible into, Registrable Securities.

“SLP Stockholders” has the meaning ascribed to such term in the Preamble.

“Special Committee” has the meaning ascribed to such term in the Voting and Support Agreement.

“Special Registration” means the registration of (i) Securities or other rights in respect thereof solely registered on Form S-4, Form F-4, Form S-8 or Form F-8 (or any successor form) or (ii) Securities or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

“Sponsor Holder” means, collectively, the MD Holders, the MSD Partners Holders and the SLP Holders.

“Sponsor Stockholders” has the meaning ascribed thereto in the Preamble.

“Sponsor Underwritten Offering” has the meaning ascribed to such term in Section 2.15.

“Sub 10% Sponsor Holder” means, with respect to any applicable offering of Registrable Securities, any Sponsor Holder that, together with its Affiliates, beneficially owns less than ten percent (10%) of the Common Stock that is outstanding immediately prior to such offering (calculated on a fully-diluted basis) whether or not the Registrable Securities of such Sponsor Holder are covered by a Registration Statement filed pursuant to Section 2.1, Section 2.2, Section 2.3, Section 2.4 and/or Section 2.5.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Temasek Holders” means, collectively, (i) the Temasek Stockholder and (ii) any designated transferees or successors of the Temasek Stockholder pursuant to Section 2.10(a) below that, in each such case, hold Registrable Securities or Securities exercisable for or convertible into Registrable Securities.

“Temasek Stockholder” has the meaning ascribed to such term in the Preamble.

“Third Party Holder” means any holder (other than a Holder) of Share Equivalents who exercises contractual rights to participate in a registered offering of Shares. For the avoidance of doubt, any transferee of Registrable Securities conveyed from a Holder, as contemplated by and in accordance with Section 2.10, shall not be deemed to be a Third Party Holder.

“Third Party Shelf Holder” has the meaning ascribed to such term in Section 2.2(a).

“Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 2.3(b).

“Underwritten Shelf Take-Down Notice” has the meaning ascribed to such term in Section 2.3(b).

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of July 1, 2018, by and among the Company, the MD Stockholders, the MSD Partners Stockholders and the SLP Stockholders.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 1.2 General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised Company Stock Options that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Automatic Shelf Registration.

(a) Filing. Following the Merger, the Company shall use reasonable best efforts to (i) file a Shelf Registration Statement for a public offering of all Registrable Securities (or such lesser amount as the Sponsor Stockholders holding Registrable Securities agree, provided, that (x) all Registrable Securities of the Management Holders must be registered under such Shelf Registration Statement, (y) all Registrable Securities held by the Temasek Holders must be registered under such Shelf Registration Statement, and (z) upon the request of any such Sponsor Stockholder, the Company shall increase the number of Registrable Securities registered under such Shelf Registration Statement by the amount requested by such Sponsor Stockholder (or, in the event that no Shelf Registration Statement is effective at the time of such request, shall file and cause to become effective a Shelf Registration Statement covering such number of Registrable Securities), and this parenthetical shall apply to successive requests by Sponsor Stockholders holding Registrable Securities) pursuant to Rule 415 promulgated under the Securities Act no later than the first day on which such filing can be made with the SEC following the 150th day after the consummation of the Merger and (ii) cause such Shelf Registration Statement to become effective as soon as possible thereafter. To the extent that the

Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement, the Company shall designate such Shelf Registration Statement as an Automatic Shelf Registration Statement. The Company shall use reasonable best efforts to remain a Well-Known Seasoned Issuer during the period which such Automatic Shelf Registration Statement is required to remain effective in accordance with this Agreement. The Company shall (i) promptly (but in any event no later than ten (10) days prior to the date such Shelf Registration Statement is declared effective) give written notice of the proposed registration to all other Holders and Third Party Holders and (ii) subject to the first sentence of this Section 2.1(a), use its reasonable best efforts to permit or facilitate the sale and distribution of all Registrable Securities under such Registration Statement as may specified by a Holder pursuant to, and in accordance with, its rights set forth in this Agreement.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 2.1(a) hereof continuously effective under the Securities Act in order to permit the Prospectus or any Free Writing Prospectus forming a part thereof to be usable by the Shelf Holders until the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or have otherwise ceased to be Registrable Securities. Subject to the Company’s rights under Section 2.1(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during such period if the Company voluntarily takes any action, or omits to take any commercially reasonable action, that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during such period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.1(c) or (y) required by applicable law, rule or regulation.

(c) Suspension of Filing or Registration. If the Company shall furnish to the Holders, a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than ninety (90) days, or such longer period as the Shelf Participating Sponsor Holders shall mutually consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the MD Holders and the SLP Holders in advance, the Company shall not be permitted to exercise more than two (2) Shelf Suspensions pursuant to this Section 2.1(c) and/or Section 2.2(c) and/or Demand Delays pursuant to Section 2.4(a)(ii) in the aggregate, or aggregate Shelf Suspensions pursuant to this Section 2.1(c) and/or Section 2.2(c) and/or Demand Delays pursuant to Section 2.4(a)(ii) of more than ninety (90) days, in each case, during any twelve-month (12) period. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Company, except (A) in the case of any Shelf Holder, for disclosure to any of such Shelf Holder’s employees, agents and professional advisers who are obligated to keep it confidential, (B) in the case of any Shelf Participating Sponsor Holder, for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential, (C) in the case of any Temasek Holder, for disclosures to any Permitted Temasek Transferees who have agreed to keep such information confidential and (D) as required by law, rule, regulation or legal process. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus and any Free Writing Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall, prior to the expiration of the Shelf Suspension, (x) amend or supplement the Prospectus and any Free Writing Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request and (y) if applicable, cause any post-effective amendment to the Registration Statement to become effective. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any of the MD Holders, the SLP Holders or Shelf Holders of a majority of the Registrable Securities then outstanding.

Section 2.2 Holder Initiated Shelf Registration.

(a) Filing. Following the Merger and at any time after the Effectiveness Date, one or more of the Sponsor Holders may deliver a written request to the Company (the Sponsor Holders delivering such a request, the “Shelf Initiating Sponsor Holders”) to file a Shelf Registration Statement (a “Shelf Registration Notice”), and subject to the Company’s rights under Section 2.2(c), the limitations set forth in Section 2.3, the Company shall (i) promptly (but in any event no later than ten (10) days prior to the date such Shelf Registration Statement is declared effective) give written notice of the proposed registration to all other Holders and Third Party Holders (which such notice will include the applicable Shelf Percentage) and (ii) use its reasonable best efforts to file as soon as possible with the SEC (and, unless otherwise agreed to by the applicable Shelf Initiating Sponsor Holder, in no event later than twenty (20) Business Days after the receipt of such Shelf Registration Notice) and cause to be declared effective under the Securities Act as soon as possible a Shelf Registration Statement (which shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC) as will permit or facilitate the sale and distribution of all or such portion of such Shelf Initiating Sponsor Holders’ Registrable Securities as are specified in such Shelf Registration Notice (such portion, the “Shelf Request”), together with (x) all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within five (5) days after such written notice is given (subject to the Priority Sell-Down, such amount not in any event to exceed the Shelf Percentage of the total Registrable

Securities held by such Holder as of the date of such written notice) and (y) all or such portion of the shares of any Third Party Holder that joins in such demand pursuant to its contractual rights to so participate (each such Third Party Holder, a “Third Party Shelf Holder”) (such amount not in any event to exceed the Shelf Percentage of the total Registrable Securities held by such Third Party Shelf Holder as of the date of such written notice); provided, however, that if a Shelf Registration Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement prior to the Effectiveness Date; and provided, further, however, that if the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s Registrable Securities (subject to the Priority Sell-Down, such amount not in any event to exceed the Shelf Percentage of the total Registrable Securities held by such Holder) in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. Any such request to file a Shelf Registration Statement shall not be deemed to be, for purposes of Section 2.4, a Demand Registration and shall not be subject to the limitations set forth in Section 2.4(e). If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 2.4 hereof shall apply instead of this Section 2.2. In no event shall the Company be required to file, and maintain effectiveness pursuant to Section 2.2(b) of, more than one Shelf Registration Statement at any one time pursuant to Section 2.1 and/or this Section 2.2. To the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 2.2(a) hereof continuously effective under the Securities Act in order to permit the Prospectus or any Free Writing Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as the Shelf Initiating Sponsor Holders and any other Shelf Participating Sponsor Holders may mutually determine (such period of effectiveness, the “Shelf Period”). Subject to the Company’s rights under Section 2.2(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action, or omits to take any commercially reasonable action, that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.2(c) or (y) required by applicable law, rule or regulation.

(c) Suspension of Filing or Registration. If the Company shall furnish to the Shelf Participating Sponsor Holders, a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse

Disclosure, then the Company shall have a period of not more than ninety (90) days or such longer period as the Shelf Participating Sponsor Holders shall mutually consent to in writing, within which to effect a Shelf Suspension; provided, however, that, unless consented to in writing by the Shelf Participating Sponsor Holders, the Company shall not be permitted to exercise more than two (2) Shelf Suspensions pursuant to Section 2.1(c) and/or this Section 2.2(c) and/or Demand Delays pursuant to Section 2.4(a)(ii) in the aggregate, or aggregate Shelf Suspensions pursuant to Section 2.1(c) and/or this Section 2.2(c) and/or Demand Delays pursuant to Section 2.4(a)(ii) of more than ninety (90) days, in each case, during any twelve-month (12) period. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Company, except (A) in the case of any Shelf Holder, for disclosure to any of such Shelf Holder’s employees, agents and professional advisers who are obligated to keep it confidential, (B) in the case of any Shelf Participating Sponsor Holder, for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential, (C) in the case of any Temasek Holder, for disclosures to any Permitted Temasek Transferees who have agreed to keep such information confidential and (D) as required by law, rule, regulation or legal process. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus and any Free Writing Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall, prior to the expiration of the Shelf Suspension, (x) amend or supplement the Prospectus and any Free Writing Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request and (y) if applicable, cause any post-effective amendment to the Registration Statement to become effective. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Shelf Participating Sponsor Holder.

Section 2.3 Shelf Take-Downs.

(a) Initiating Holder(s). Subject to Section 2.4(e) and Section 2.10(c), an unlimited number of offerings or sales of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated by any of the Shelf Participating Sponsor Holders (each, an “Initiating Shelf Take-Down Holder”). The offer and sale of Registrable Securities by any Shelf Holders or Third Party Shelf Holders in connection with any Shelf Take-Down shall be subject to the Priority Sell-Down, if applicable. Notwithstanding anything herein to the contrary, no Shelf Take-Down (other than a Marketed Underwritten Shelf Take-Down) shall be deemed to be, for purposes of Section 2.4, a Demand Registration and/or subject to the limitations set forth in Section 2.4(e).

(b) Underwritten Shelf Take-Downs. Subject to Section 2.10(c) and, in case of Marketed Underwritten Shelf Take-Downs, Section 2.4(e), if the Initiating Shelf Take-Down Holder elects by written request to the Company (such request, an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down shall be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and if necessary or if requested by the Initiating Shelf Take-Down Holders that initiated the applicable Underwritten Shelf Take-Down, the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as possible. Such Initiating Shelf Take-Down Holders that initiated the applicable Underwritten Shelf Take-Down shall have the right to select the managing underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Company. Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Underwritten Shelf Take-Down shall be at the sole discretion of the Initiating Shelf Take-Down Holders that initiated the applicable Underwritten Shelf Take-Down. In connection with any Underwritten Shelf Take-Down, the Company shall, together with all participating Shelf Holders and participating Third Party Shelf Holders of Registrable Securities of the Company (if any) proposing (and permitted) to distribute their securities through such Underwritten Shelf Take-Down in accordance with this Section 2.3, enter into an underwriting agreement in customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type) with the managing underwriter or underwriters selected by the Initiating Shelf Take-Down Holders that initiated the applicable Underwritten Shelf Take-Down in accordance with this Section 2.3(b). The Shelf Participating Sponsor Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Shelf Holders and Third Party Shelf Holders party thereto as are customarily made by issuers to selling stockholders in secondary underwritten public offerings. No Shelf Holder or Third Party Shelf Holder shall be entitled to participate in an Underwritten Shelf Take-Down in accordance with this Section 2.3 unless such Shelf Holder or Third Party Shelf Holder, as the case may be, completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement. All reasonable out-of-pocket costs and expenses incurred by the Initiating Shelf Take-Down Holder that initiated the applicable Underwritten Shelf Take-Down in connection with such Underwritten Shelf Take-Down (to the extent not paid or reimbursed by Company) shall be borne on a pro rata basis in accordance with the number of Registrable Securities being sold by each of the Shelf Holders, Third Party Shelf Holders and/or the Company in such Underwritten Shelf Take-Down.

(c) Marketed Underwritten Shelf Take-Downs.

(i) If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and one or more underwriters, in each case, over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than two (2) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders of Registrable Securities under such Shelf Registration Statement (other than the Initiating Shelf Take-Down Holders that initiated the applicable Marketed Underwritten Shelf Take-Down), and, in each case subject to Section 2.3(c)(ii) and Section 2.10(c), the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders and Third Party Shelf Holders that are registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within two (2) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered. Notwithstanding the delivery of any Marketed Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Marketed Underwritten Shelf Take-Down shall be at the sole discretion of the Initiating Shelf Take-Down Holders that initiated the applicable Marketed Underwritten Shelf Take-Down.

(ii) The right of any Shelf Holders and/or Third Party Shelf Holder to participate in a Marketed Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s or Third Party Shelf Holder’s, as the case may be, compliance with the terms and conditions of Section 2.3(b) and this Section 2.3(c)(ii). Notwithstanding anything herein to the contrary, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a Marketed Underwritten Shelf Take-Down shall advise the Company and the Initiating Shelf Take-Down Holders that initiated the applicable Marketed Underwritten Shelf Take-Down that the number of securities requested to be included in such Marketed Underwritten Shelf Take-Down exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company shall so advise all Shelf Holders and Third Party Shelf Holders of Registrable Securities that have requested to participate in such Marketed Underwritten Shelf Take-Down (other than the Initiating Shelf Take-Down Holders that initiated the applicable Marketed Underwritten Shelf Take-Down), and the number of shares of Registrable Securities that may be included in such Marketed Underwritten Shelf Take-Down (1) first, shall be allocated pro rata among the Shelf Holders that have requested to participate in such Marketed Underwritten Shelf Take-Down based on the relative number of Registrable Securities then held by each such Shelf Holder (provided, that any securities thereby allocated to such a Shelf Holder that exceed such Shelf Holder’s request shall be reallocated among the remaining requesting Shelf Holders in like manner), (2) second, and only if all the securities referred to in clause (1) have been included in such registration, the number of securities that the Company proposes to include in such registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (3) third, and only if all of the securities referred to in clause (2) have been included in such registration, any other securities eligible for inclusion in such registration (including those of any Third Party Shelf Holder) that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect; provided, that notwithstanding the foregoing, the shares of Registrable Securities that may be included in such Marketed Underwritten Shelf Take-Down shall be subject to the Priority Sell-Down. No Registrable Securities excluded from a Marketed Underwritten Shelf Take-Down by reason of the managing underwriter’s or underwriters’ marketing limitation shall be included in such underwritten offering.

(iii) Notwithstanding anything herein to the contrary, (x) each Marketed Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 2.4, a Demand Registration effected by the Initiating Shelf Take-Down Holder that initiated such Underwritten Shelf Take-Down and shall be subject to the limitations set forth in Section 2.4(e) and (y) a Marketed Underwritten Shelf Take-Down must reasonably be anticipated to result in a net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $100,000,000 (or such lesser amount constituting all remaining Registrable Securities beneficially owned by the Initiating Shelf Take-Down Holder that initiated such Marketed Underwritten Shelf Take-Down).

(d) Non-Marketed Underwritten Shelf Take-Downs.

(i) If the Initiating Shelf Take-Down Holders that initiated the applicable Underwritten Shelf Take-Down intend to effect a plan of distribution pursuant to an Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), such Initiating Shelf Take-Down Holders shall provide an Underwritten Shelf Take-Down Notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down to the Company and, to the extent there are any Eligible Non-Marketed Underwritten Shelf Take-Down Holders that may be permitted to participate in such Non-Marketed Underwritten Shelf Take-Down, the Company shall immediately provide a copy of such notice to each Eligible Non-Marketed Underwritten Shelf Take-Down Holder, in each case, as far in advance of the pricing of such Non-Marketed Underwritten Shelf Take-Down as possible. Each Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (1) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (2) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (3) the fraction, expressed as a percentage, determined by dividing the number of Registrable Securities anticipated to be sold by the Initiating Shelf Take-Down Holders that initiated the applicable Non-Marketed Underwritten Shelf Take-Down in such Non-Marketed Underwritten Shelf Take-Down by the total number of Registrable Securities held by such Initiating Shelf Take-Down Holders (the “Shelf Take-Down Percentage”), (4) to the extent there are any Eligible Non-Marketed Underwritten Shelf Take-Down Holders that may be permitted to participate in such Non-Marketed Underwritten Shelf Take-Down, an invitation to each Eligible Non-Marketed Underwritten Shelf Take-Down Holder who is a Shelf Holder of Registrable Securities under such Shelf Registration Statement to elect to include, on the same terms and conditions as the applicable

Initiating Shelf Take-Down Holders in such Non-Marketed Underwritten Shelf Take-Down, Registrable Securities held by such Eligible Non-Marketed Underwritten Shelf Take-Down Holder (subject to the Priority Sell-Down, such amount not in any event to exceed the Shelf Take-Down Percentage of the total Registrable Securities held by such Eligible Non-Marketed Underwritten Shelf Take-Down Holder) and (5) to the extent there are any Eligible Non-Marketed Underwritten Shelf Take-Down Holders that may be permitted to participate in such Non-Marketed Underwritten Shelf Take-Down, the action or actions required (including the timing thereof, which shall be reasonable in light of the circumstances applicable to such Non-Marketed Underwritten Shelf Take-Down) to be taken by such Eligible Non-Marketed Underwritten Shelf Take-Down Holders in connection with such Non-Marketed Underwritten Shelf Take-Down should any such Eligible Non-Marketed Underwritten Shelf Take-Down Holder elect to participate in such Non-Marketed Underwritten Shelf Take-Down. Subject to Section 2.3(c)(ii) and Section 2.10(c), the Company shall include in such Non-Marketed Underwritten Shelf Take-Down all such Registrable Securities of such electing Eligible Non-Marketed Underwritten Shelf Take-Down Holders that are registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Eligible Non-Marketed Underwritten Shelf Take-Down Holder to be offered and sold pursuant to such Non-Marketed Underwritten Shelf Take-Down, for inclusion therein within the time period specified in the applicable Non-Marketed Underwritten Shelf Take-Down Notice (which time period shall be as far in advance of the pricing of such Non-Marketed Underwritten Shelf Take-Down as the Initiating Shelf Take-Down Holders shall determine is practicable in light of the circumstances applicable to such Non-Marketed Underwritten Shelf Take-Down) (the “Non-Marketed Underwritten Shelf Take-Down Election Period”). Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Non-Marketed Underwritten Shelf Take-Down shall be at the sole discretion of the applicable Initiating Shelf Take-Down Holders that initiated the applicable Non-Marketed Underwritten Shelf Take-Down.

(ii) In the case of a Non-Marketed Underwritten Shelf Take-Down initiated by an Initiating Shelf Take-Down Holder, in each such case, the right of any Eligible Non-Marketed Underwritten Shelf Take-Down Holder to participate in such Non-Marketed Underwritten Shelf Take-Down shall be conditioned upon such Eligible Non-Marketed Underwritten Shelf Take-Down Holder’s compliance with the terms and conditions of Section 2.3(b) and this Section 2.3(d)(ii). Notwithstanding anything herein to the contrary, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a Non-Marketed Underwritten Shelf Take-Down shall advise the Company and the Initiating Shelf Take-Down Holders that initiated the applicable Non-Marketed Underwritten Shelf Take-Down that the number of securities requested to be included in such Non-Marketed Underwritten Shelf Take-Down exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company shall so advise the Initiating Shelf Take-Down Holders that have initiated such Non-Marketed Underwritten Shelf Take-

Down and, any other Sponsor Holders and the Eligible Non-Marketed Underwritten Shelf Take-Down Holders that have the right to, and have, requested to participate in such Non-Marketed Underwritten Shelf Take-Down, and the number of shares of Registrable Securities that may be included in such Non-Marketed Underwritten Shelf Take-Down shall be allocated pro rata among the Shelf Take-Down Initiating Sponsor Holders that have initiated such Non-Marketed Shelf Take-Down and the Eligible Non-Marketed Underwritten Shelf Take-Down Holders that have the right to, and have, provided the Company written requests to participate in such Non-Marketed Underwritten Shelf Take-Down within the Non-Marketed Underwritten Shelf Take-Down Election Period based on the relative number of Registrable Securities then held by each such Holder; provided, that notwithstanding the foregoing, the shares of Registrable Securities that may be included in such Non-Marketed Underwritten Shelf Take-Down shall be subject to the Priority Sell-Down.

(iii) Notwithstanding anything herein to the contrary, (x) in the event that an Initiating Shelf Take-Down Holder that initiated a Non-Marketed Underwritten Shelf Take-Down abandons or terminates such Non-Marketed Underwritten Shelf Take-Down, neither such Initiating Shelf Take-Down Holder nor any of its Affiliates shall be permitted to initiate a Non-Marketed Underwritten Shelf Take-Down for a period of forty five (45) days following such abandonment or termination and (y) no Non-Marketed Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 2.4, a Demand Registration and/or subject to the limitations set forth in Section 2.4(e).

Section 2.4 Demand Registration.

(a) Demand for Registration. Subject to Section 2.14(a), if the Company shall receive from one or more of the Sponsor Holders (such Sponsor Holders, the “Demand Initiating Sponsor Holders”) a written demand that the Company effect any registration (a “Demand Registration,” which term shall also include a demand for a Marketed Underwritten Shelf Take-Down pursuant to Section 2.3(c), but shall not include a demand for a Non-Marketed Underwritten Shelf Take-Down) of Registrable Securities held by such Sponsor Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $100,000,000 (or such lesser amount constituting all remaining Registrable Securities beneficially owned by the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration), the Company will:

(i) promptly (but in any event within ten (10) days after the date a Registration Statement for such Demand Registration is initially filed) give written notice of the proposed registration to all other Holders; and

(ii) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Demand Initiating Sponsor Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within five (5) days after such written notice is given; provided, that the Company shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 2.4 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Company shall furnish to the Demand Initiating Sponsor Holders and any other Sponsor Holder participating in such Demand Registration (collectively, the “Demand Participating Sponsor Holders”) a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period (each, a “Demand Delay”) of not more than ninety (90) days (or such longer period as may be mutually agreed upon by the Demand Participating Sponsor Holders) within which to file such Registration Statement; provided, however, that the Company shall not exercise more than two (2) Demand Delays pursuant to this Section 2.4(a)(ii) and/or Shelf Suspensions pursuant to Section 2.1(c) and/or Section 2.2(c) in the aggregate, or aggregate Demand Delays pursuant to this Section 2.4(a)(ii) and/or Shelf Suspensions pursuant to Section 2.1(c) and/or Section 2.2(c) of more than ninety (90) days, in each case, during any twelve-month (12) month period. Each Holder shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by the Company, except (A) in the case of any Holder, for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) in the case of the Sponsor Holders, for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential, (C) in the case of any Temasek Holder, for disclosures to any Permitted Temasek Transferees who have agreed to keep such information confidential and (D) as required by law, rule, regulation or legal process. In the case of a Demand Delay, the Holders agree to suspend use of the applicable Prospectus and any Free Writing Prospectus for the permitted duration of such Demand Delay in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Delay, and (i) in the case of a Registration Statement that has not been declared effective, shall promptly thereafter file the Registration Statement and use its reasonable best efforts to have such Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Registration Statement, shall amend or supplement the Prospectus and any Free Writing Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Demand Delay and furnish to the Holders such numbers of copies of the Prospectus and any Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Registration Statement if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Demand Participating Sponsor Holders.

(b) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such Demand Registration is declared effective by the SEC and remains effective until (i) the date as of which all Registrable Securities registered by such Registration Statement pursuant to such Demand Registration have been sold and (ii) such shorter period, if such Registration Statement relates to an underwritten offering, as the Demand Initiating Sponsor Holders and the underwriter may mutually determine or until the Holder or Holders have completed the distribution relating thereto (the applicable period, the “Demand Period”); provided, that no Demand Registration shall be deemed to have been effected if (A) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (B) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder and/or (C) the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration have terminated, withdrawn and/or delayed any Demand Registration initiated by them pursuant to, and in accordance with Section 2.4(d) and such termination, withdrawal and/or delay is made (1) (x) following the occurrence of a material adverse change of the Company and its Subsidiaries taken as a whole, (y) if, as of the date of such termination withdrawal or delay, the per share stock price of Shares has declined by ten percent (10%) or more as compared to the closing per share stock price of Shares on the date of the delivery of the written notice requesting such Demand Registration or (z) following the discovery by the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration of material adverse or undisclosed information concerning the Company or its Subsidiaries of which such Person did not have prior actual knowledge or (2) because the registration would require the Company to make an Adverse Disclosure.

(c) Underwriting. If the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration intend to distribute the Registrable Securities covered by their demand by means of an underwritten offering, they shall so advise the Company as part of their demand made pursuant to this Section 2.4, and the Company shall include such information in the written notice referred to in Section 2.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. The Company shall, together with all participating Holders and participating Third Party Holders of Registrable Securities of the Company (if any) proposing (and permitted) to distribute their securities through such underwritten offering, enter into an underwriting agreement in customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type) with the managing underwriter or underwriters selected by the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration. The Demand Participating Sponsor Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Holders and Third Party Holders party thereto as are customarily made by issuers to selling stockholders in secondary underwritten public offerings. No Holder or Third Party Holder shall be entitled to participate in such underwritten offering unless such Holder or Third Party Holder, as the case may be, completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement. All reasonable out-of-pocket costs and expenses incurred by the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration in connection with such underwritten offering (to the extent not paid or reimbursed by Company) shall be borne on a pro rata basis in accordance with the number of Registrable Securities being sold by each of the Holders, Third Party Holders and/or the Company in such underwritten offering. Notwithstanding any other provision of this Section 2.4, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a Demand Registration shall advise the Company and the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration that the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company shall so advise all Holders and Third Party Holders of Registrable Securities that have requested to participate in such Demand Registration (other than the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration), and the number of shares of Registrable Securities that may be included in such Demand Registration (1) first, shall be allocated pro rata among the Demand Participating Sponsor Holders, Management Holders and the Temasek Holders that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Demand Participating Sponsor Holder, Management Holder and Temasek Holder (provided, that any securities thereby allocated to such a Demand Participating Sponsor Holder, Management Holder or Temasek Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Demand Participating Sponsor Holders, Management Holders and the Temasek Holders in like manner), (2) second, and only if all the securities referred to in clause (1) have been included in such Demand Registration, pro rata among the other Holders that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided, that any securities thereby allocated to such Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), (3) third, and only if all of the securities referred to in clause (2) have been included in such Demand Registration, the number of securities that the Company proposes to include in such Demand Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (4) fourth, and only if all of the securities referred to in clause (3) have been included in such Demand Registration, any other securities eligible for inclusion in such Demand Registration (including those of any Third Party Holder) that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect; provided, that notwithstanding the foregoing, the shares of Registrable Securities that may be included in such Demand Registration shall be subject to the Priority Sell-Down. No Registrable Securities excluded from the underwritten offering by reason of the managing underwriter’s or underwriters’ marketing limitation shall be included in such Demand Registration. Notwithstanding the delivery of any notice of a Demand Registration, all determinations as to whether to complete any Demand Registration and as to the timing, manner, price and other terms and conditions of any Demand Registration shall be at the sole discretion of the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration. Each of the Holders agrees to reasonably cooperate with each of the other Holders to establish notice, delivery and documentation procedures and measures to facilitate such other Holder’s participation in future potential Demand Registrations pursuant this Section 2.4.

(d) Right to Terminate, Withdraw and/or Delay Registration. The Demand Initiating Sponsor Holders that initiated the applicable Demand Registration shall have the right to terminate, withdraw and/or delay any Demand Registration initiated by them under this Section 2.4 prior to the effectiveness of such Demand Registration whether or not any Holder has elected to include Registrable Securities in such Demand Registration and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2.4 in connection with such Demand Registration (but not from its obligation to pay the Registration Expenses in connection therewith pursuant to Section 2.6), and in the case of a determination to delay registration, the Company shall delay registering all Registrable Securities under this Section 2.4, for the same period as the delay in registering the Registrable Securities proposed to be included by the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration. For the avoidance of doubt, (i) none of the Demand Initiating Sponsor Holders shall have any liability or obligation to any other Holders following their determination to terminate, withdraw and/or delay any Demand Registration initiated by them under Section 2.3 and (ii) none of the Demand Initiating Sponsor Holders that initiated the applicable Demand Registration shall have any liability or obligation to any other Holder following their determination to terminate, withdraw and/or delay any Demand Registration initiated by them under this Section 2.4.

(e) Restrictions on Demand Registrations and Marketed Underwritten Shelf Take-Downs. Notwithstanding the rights and obligations set forth elsewhere in this Section 2.4, in no event shall the Company be obligated to take any action to effect:

(i) more than seven (7) Demand Registrations initiated by the MD Holders and/or the MSD Partners Holders, together with their respective designated transferees or successors pursuant to Section 2.10(a), excluding (A) Demand Registrations that are not deemed to be effected pursuant to Section 2.4(b) and (B) Demand Registrations that are abandoned by the MD Holders, the MSD Partners Holders and/or their respective designated transferees or successors pursuant to Section 2.10(a) and for which the pro rata portion (based on the total number of securities such initiating Holder sought to register, as compared to the total number of securities included on the applicable Registration Statement) of the reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with such Demand Registration are reimbursed by such Holders;

(ii) more than five (5) Demand Registrations initiated by the SLP Holders, together with their designated transferees or successors pursuant to Section 2.10(a), excluding (A) Demand Registrations that are not deemed to be effected pursuant to Section 2.4(b) and (B) Demand Registrations that are abandoned by the SLP Holders and/or their designated transferees or successors pursuant to Section 2.10(a) and for which the pro rata portion (based on the total number of securities such initiating Holder sought to register, as compared to the total number of securities included on the applicable Registration Statement) of the reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with such Demand Registration are reimbursed by such Holders;

(iii) two (2) Marketed Underwritten Demand Registrations initiated by the MD Holders, together with their designated transferees or successors pursuant to Section 2.10(a), in any consecutive 12-month period;

(iv) two (2) Marketed Underwritten Demand Registrations initiated by the MSD Partners Holders, together with their designated transferees or successors pursuant to Section 2.10(a), in any consecutive 12-month period; and/or

(v) two (2) Marketed Underwritten Demand Registrations initiated by the SLP Holders, together with their designated transferees or successors pursuant to Section 2.10(a), in any consecutive 12-month period.

Section 2.5 Piggyback Registration.

(a) If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4, Form F-4, Form S-8 or Form F-8 (or any successor forms), (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for Share Equivalents and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Share Equivalents into which such notes may be converted, or (6) a registration pursuant to Section 2.1, Section 2.2, Section 2.3 or Section 2.4 hereof), the Company will:

(i) promptly (but in any event within ten (10) days after the date the relevant Registration Statement is initially filed) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwritten offering involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in Section 2.5(b) below.

Notwithstanding the foregoing, this Section 2.5 shall not apply in respect of any Holder in the Merger. For the avoidance of doubt, the inclusion of the Registrable Securities of any Holder in such registration statement pursuant to this Section 2.5 shall in all cases be subject to Section 2.10(c).

(b) Underwriting. If the Company intends to distribute the Registrable Securities covered by its registration by means of an underwritten offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.5 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. The Company shall, together with all participating Holders and participating Third Party Holders of Registrable Securities of the Company (if any) proposing (and permitted) to distribute their securities through such underwritten offering, enter into an underwriting agreement in customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type) with the managing underwriter or underwriters selected for such underwriting by the Company. Such underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Holders and Third Party Holders party thereto as are customarily made by issuers to selling stockholders in secondary underwritten public offerings. No Holder or Third Party Holder shall be entitled to participate in such underwritten offering unless such Holder or Third Party Holder, as the case may be, completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement. Notwithstanding any other provision of this Section 2.5, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a registration pursuant to this Section 2.5 shall advise the Company and the Sponsor Holders that have requested to participate in such registration that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of shares of Registrable Securities that may be included in such registration shall be (1) first, 100% of the securities that the Company proposes to sell, (2) second, and only if all the securities referred to in clause (1) have been included, the number of Registrable Securities that the Sponsor Holders, Management Holders and Temasek Holders proposed to include in such registration, which, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such registration, with such number to be allocated pro rata among such Sponsor Holders, Management Holders and Temasek Holders that have requested to participate in such registration based on the relative number of Registrable Securities then held by each such Sponsor Holder, Management Holder and Temasek Holder (provided, that any securities thereby allocated to a Sponsor Holder, Management Holder or Temasek Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Sponsor Holders, Management Holders and Temasek Holders in like manner), (3) third, and only if all the securities referred to in clause (2) have been included, the number of Registrable Securities that the other Holders proposed to include in such registration, which, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such registration, with such number to be allocated pro rata among such other Holders that have requested to participate in such registration based on the relative number of Registrable Securities then held by each such Holder (provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (4) fourth, and only if all of the Registrable Securities referred to in clause (3) have been included in such registration, any other securities eligible for inclusion in such registration (including those of any Third Party Holder) that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such registration; provided, that notwithstanding the foregoing, the shares of Registrable Securities that may be included in such registration shall be subject to the Priority Sell-Down. No securities excluded from the underwriting by reason of the managing underwriter’s or underwriters’ marketing limitation shall be included in such registration.

(c) Right to Terminate, Withdraw and/or Delay Registration. The Company shall have the right to terminate, withdraw and/or delay any registration initiated by it (and not a Holder) under this Section 2.5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration and, thereupon, (i) in the case of a determination to terminate or withdraw any registration, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2.5 in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith pursuant to Section 2.6), without prejudice, however, to the rights of the Sponsor Holders who had elected to participate in such registration to request that such registration be effected as a Demand Registration under Section 2.4, and (ii) in the case of a determination to delay registration, in the absence of a request by the Sponsor Holders who had elected to participate in such registration that such registration be effected as a Demand Registration under Section 2.4, the Company shall be permitted to delay registering any Registrable Securities under this Section 2.5, for the same period as the delay in registering the other equity securities covered by such registration.

Section 2.6 Expenses of Registration. All Registration Expenses shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

Section 2.7 Obligations of the Company. In connection with the Company’s registration obligations under this Article II and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing any such Registration Statement, the Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (i) furnish to the underwriters, if any, and the participating Sponsor Holders, if any, copies of all such documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Sponsor Holders and their respective counsel and (ii) except in the case of a registration under Section 2.5, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Sponsor Holder or underwriters, if any, shall reasonably object;

(b) subject to Section 2.1(b) and Section 2.2(b) in the case of a Shelf Registration Statement, use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable, and keep such Registration Statement effective for (i) the lesser of one hundred eighty (180) days or until the Holder or Holders of Registrable Securities covered by such Registration Statement have completed the distribution relating thereto or (ii) for such longer period as may be prescribed herein;

(c) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (x) reasonably requested by any participating Sponsor Holder, (y) reasonably requested by any other participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) permit any Holder and its counsel that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company (a “Control Holder”) to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(e) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and any participating Sponsor Holder agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(f) furnish to the Holders of Registrable Securities covered by such Registration Statement and each underwriter, if any, without charge, such numbers of copies of the Registration Statement and the related Prospectus and any Free Writing Prospectus and any amendment or supplement thereto, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby), and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities

(g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (containing such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(h) notify each Holder of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (vi) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(i) promptly notify each Holder of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to such Holders or the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(j) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(k) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(l) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(m) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.1(b) and Section 2.2(b); provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation service of process in any such jurisdiction where it is not then so subject;

(n) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(o) make such representations and warranties to the Holders including Registrable Securities in such registration and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(p) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Sponsor Holder participating in such registration or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(q) obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(r) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(s) use its reasonable best efforts to list the Registrable Securities that are Share Equivalents covered by such Registration Statement with any securities exchange or automated quotation system on which the Share Equivalents are then listed;

(t) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(u) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(v) cooperate with each Holder of Registrable Securities covered by such Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(w) use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(x) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Sponsor Holder or Control Holder participating in such registration, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Sponsor Holder(s) or Control Holder(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, that any such Person gaining access to information regarding the Company pursuant to this Section 2.7(x) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(y) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

Section 2.8 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Holder of Registrable Securities, each of such Holder’s respective direct or indirect partners, managers, members or stockholders and each of such partner’s, manager’s, member’s or stockholder’s partners, managers, members or stockholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, officers, directors, employees, trustees, beneficiaries or agents and each Person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification, compliance or sale effected pursuant to this Article II, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder (collectively, the “Company Indemnifiable Persons”), against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, Free Writing Prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this Article II, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale, (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 2.7(m)) that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (iv) any actions or inactions or proceedings in respect of the foregoing whether or not any such Company Indemnifiable Person is a party thereto, and the Company will reimburse, as incurred, each such Company Indemnifiable Person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnifiable Person.

(b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this Article II) agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company, each of its officers, directors, employees, stockholders, Affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s respective direct or indirect partners, members or stockholders and each of such partner’s, member’s or stockholder’s partners, members or stockholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, officers, directors, employees, trustees or agents and each Person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Holder Indemnifiable Persons”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, Free Writing Prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this Article II, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each such Holder Indemnifiable Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein that was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Each Company Indemnifiable Person and Holder Indemnifiable Person entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give written notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof (and in any event, within fifteen (15) Business Days) and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party or (ii) in the reasonable judgment of the Indemnified Party (based upon the advice of its counsel) a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such claim or any litigation resulting therefrom (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the Indemnifying Party’s expense, the Indemnifying Party shall not have the right to assume the defense of such claim or any litigation resulting therefrom on behalf of the Indemnified Party); provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article II, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party; provided, that any sums payable in connection with such settlement are paid in full by the Indemnifying Party. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the Indemnifying Party or Parties shall not, except as specifically set forth in this Section 2.8(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the Indemnifying Party or Parties, (y) an Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnified Parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an Indemnified Party) between such Indemnified Party and the other Indemnified Parties, in each of which cases the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) If for any reason the indemnification provided for in Section 2.8(a) or Section 2.8(b) is unavailable to an Indemnified Party or insufficient in respect of any claims, losses, damages and liabilities referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such claims, losses, damages and liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party or Parties, on the other hand, in connection with the acts, statements or omissions that resulted in such claims, losses, damages and liabilities, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnified Party as a result of the claims, losses, damages and liabilities referred to in Section 2.8(a) and/or Section 2.8(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8(d), in connection with any Registration Statement filed by the Company, any Holder of Registrable Securities covered by such Registration Statement shall not be required to contribute any amount in excess of the dollar amount of the gross proceeds (less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.8(b). If indemnification is available under this Section 2.8, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 2.8(a) and Section 2.8(b) without regard to the provisions of this Section 2.8(d).

(e) The indemnities provided in this Section 2.8 (i) shall survive the transfer of any Registrable Securities by such Holder and (ii) are not exclusive and shall not limit any rights or remedies which may be available to any Indemnified Party at law or in equity or pursuant to any other agreement.

Section 2.9 Information by Holder. Each Holder of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Article II.

Section 2.10 Transfer of Registration Rights; Additional Holders; General Transfer Restrictions on Exercise of Rights.

(a) The rights of a Holder contained in Section 2.2, Section 2.3, Section 2.4 and/or Section 2.5 hereof to cause the Company to register Registrable Securities of such Holder may be assigned in respect of those Registrable Securities (i) conveyed by a Sponsor Holder to its Permitted Transferees, (ii) conveyed by a Management Holder to its Permitted Transferees, (iii) conveyed by a Temasek Holder to a Permitted Temasek Transferee(s) and/or (iv) conveyed by any other Holder solely with the prior written consent of the Sponsor Holders; provided, that such transferee shall only be admitted as a party hereunder upon his, her or its execution and delivery of a Joinder Agreement and the acceptance thereof by the Company, whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer). Notwithstanding anything herein to the contrary, for the avoidance of doubt, any registration rights or allocations provided under this Agreement to (w) a MD Holder may be assigned without limitation by such MD Holder to any other MD Holder, (x) a MSD Partners Holder may be assigned without limitation by such MSD Partners Holder to any other MSD Partners Holder, (y) a SLP Holder may be assigned without limitation by such SLP Holder to any other SLP Holder and (z) a Temasek Holder may be assigned without limitation by such Temasek Holder to any other Temasek Holder.

(b) An employee of the Company or any Subsidiary of the Company or other Person who receives Registrable Securities from the Company may only be conferred the rights of a Holder contained in Section 2.2, Section 2.3, Section 2.4 and/or Section 2.5 hereof to cause the Company to register Registrable Securities of such Holder (i) with the prior written consent of the Sponsor Holders and (ii) upon his, her or its execution and delivery of a Joinder Agreement and the acceptance thereof by the Company, whereupon such person will be admitted as a party hereunder as a Non-Sponsor Holder and treated as a Non-Sponsor Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the Non-Sponsor Holders.

(c) Notwithstanding anything in this Agreement to the contrary, (i) each of the Sponsor Holders acknowledges and agrees that any exercise of the rights contained in Section 2.2, Section 2.3, Section 2.4 and/or Section 2.5 hereof are subject to any limitations or restrictions that such Sponsor Holders have agreed to with the Company pursuant to any other binding contractual commitment, if any, in all respects, (ii) each of the Temasek Holders acknowledges and agrees that any exercise of the rights contained in Section 2.2, Section 2.3, Section 2.4 and/or Section 2.5 hereof are subject to any limitations or restrictions that such Temasek Holders have agreed to with the Company pursuant to any other binding contractual commitment, if any, in all respects and (iii) each of the Management Holders acknowledges and agrees that any exercise of the rights contained in Section 2.2, Section 2.4 and/or Section 2.5 hereof are subject to any limitations or restrictions that such Management Holders have agreed to with the Company pursuant to any other binding contractual commitment, if any, in all respects.

Section 2.11 Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

Section 2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the MD Holders and the SLP Holders, enter into any agreement with respect to its Securities that is inconsistent with the rights granted to the Holders by this Agreement, including by allowing any holder or prospective holder of any Securities of the Company (a) to include any Securities in any registration filed under Section 2.1, Section 2.2, Section 2.3, Section 2.4 and/or Section 2.5 hereof, unless, in each case, under the terms of such agreement, such holder or prospective holder may include such Securities in any such registration only to the extent that the inclusion of such Securities will not diminish the amount of Registrable Securities that are included in such registration or (b) to require the Company to effect a registration pursuant to demand registration rights.

Section 2.13 Reporting. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of any of the Sponsor Holders, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Sponsor Holder may reasonably request, all to the extent required from time to time to enable the Holders, following the Merger, to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar or analogous rule or regulation hereafter adopted by the SEC, including making and keeping current public information available, within the meaning of Rule 144 (or any similar or analogous rule or regulation hereafter adopted by the SEC) promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act.

Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 2.14 Blackout Periods.

(a) Blackout Period. Each of the Company and each Holder (other than the Temasek Holders) agrees, and the Company agrees to cause its and each of Dell’s and EMC’s directors and executive officers to agree, during the period beginning on effectiveness of this Agreement, and ending one hundred eighty (180) days after the Closing Date, not to take or commit to take any actions that are, or would constitute, a Blackout Period Restriction; provided, however, that, the restrictions set forth in the definition of Blackout Period Restriction notwithstanding, each Holder may transfer Securities during such period to its Permitted Transferees so long as any such Permitted Transferee that is not a party to this Agreement executes and delivers to the Company a Joinder Agreement pursuant to which such Person agrees to be bound by and comply with the provisions of, this Agreement (including, for the avoidance of doubt, this Section 2.14).

(b) Other Underwritten Offerings Blackout Periods. If requested by the Company or the managing underwriter or underwriters in an underwritten offering, subject to Section 2.14(c), each of the Company and each Holder (other than the Temasek Holders and, solely from and after the two (2) year anniversary of the Closing Date, a Sub 10% Sponsor Holder that is not an employee of the Company or any of its Subsidiaries, in each case provided any such Holder is not participating in such offering) agrees, and the Company agrees to cause its and each of Dell’s and EMC’s directors and executive officers to agree, during the period beginning seven (7) days before the effective date of a Registration Statement of the Company filed in connection with an underwritten offering subsequent to the Merger (other than any Non-Marketed Underwritten Shelf Take-Down) (or, if later in the case of a Marketed Underwritten Shelf Take-Down, the date the underwriting agreement for such Marketed Underwritten Shelf Take-Down is entered into) and ending ninety (90) days thereafter (or, if applicable, such lesser period as may be agreed by the Company, managing underwriter or underwriters in writing), not to take or commit to take any actions that are, or would constitute, a Blackout Period Restriction.

(c) Non-Marketed Underwritten Shelf Take-Down Blackout Periods. If requested by the Company or the managing underwriter or underwriters in a Non-Marketed Underwritten Shelf Take-Down, each of the Company and each Holder (other than the Temasek Holders and, solely from and after the two (2) year anniversary of the Closing Date, a Sub 10% Sponsor Holder that is not an employee of the Company or any of its Subsidiaries, in each case provided any such Holder is not participating in such offering) agrees, and the Company agrees to cause its and each of Dell’s and EMC’s directors and executive officers to agree, during the period beginning on the date that the Non-Marketed Underwritten Shelf Take-Down Notice has been provided to the Company (it being understood the Company shall immediately following receipt of a Non-Marketed Underwritten Shelf Take-Down Notice notify all Holders and such other Persons that are subject to this Section 2.14 of their obligations herein) and ending on the earlier of (A) thirty (30) days after the Non-Marketed Underwritten Shelf Take-Down contemplated by such Non-Marketed Underwritten Shelf Take-Down Notice is completed and (B) the date that the Company receives notice from the applicable managing underwriters or underwriters in such Non-Marketed Underwritten Shelf Take-Down that such Non-Marketed Underwritten Shelf Take-Down is being abandoned or terminated, not to take or commit to take any actions that are, or would constitute, a Blackout Period Restriction; provided, that the duration of the period contemplated in this Section 2.14(c) shall not exceed forty five (45) days.

(d) Certain Exceptions.

(i) A Holder may be released, in whole or in part, from the Blackout Period Restrictions imposed by Section 2.14(a) only with, and to the extent provided by, the written consent of the Company (which Company consent shall require approval by the Special Committee). To the extent that any Sponsor Stockholder is released from the Blackout Period Restrictions imposed by Section 2.14(a), each other Holder shall (without duplication of any lock-up release provisions in any other agreement) be correspondingly released from such Blackout Period Restrictions with respect to a number of Securities equal to the product of (x) the highest percentage of Securities held by any Sponsor Stockholder that are being released from the Blackout Period Restrictions pursuant to this Section 2.14(d)(i) multiplied by (y) the total number of Securities held by such Holder; provided that, notwithstanding the foregoing, with respect to each Management Holder, the number of Securities released pursuant to this Section 2.14(d)(i) shall equal the number of Securities released with respect to such Management Holder pursuant to Section 3.2(c) of the Management Stockholders Agreement.

(ii) Notwithstanding anything in Section 2.14(b) and/or Section 2.14(c) to the contrary, (i) no Holder shall be subject to any Blackout Period Restriction pursuant to Section 2.14(b) or Section 2.14(c) for longer duration than that applicable to any directors and/or executive officers of the Company as required by the applicable managing underwriter or underwriters, (ii) no Sponsor Holder shall be subject to any Blackout Period Restrictions pursuant to Section 2.14(b) or Section 2.14(c) for longer duration than that applicable to any other Sponsor Holder (other than Sub 10% Sponsor Holders), (iii) no Sub 10% Sponsor Holder shall be subject to any Blackout Period Restrictions pursuant to Section 2.14(b) or Section 2.14(c) for longer duration than that applicable to any other Sub 10% Sponsor Holder, (iv) if any Sponsor Holder (other than a Sub 10% Sponsor Holder) is released from its Blackout Period Restrictions pursuant to Section 2.14(b) or Section 2.14(c), the other Sponsor Holders shall be simultaneously released, on a pro rata basis, from such Blackout Period Restrictions and (v) if any Sub 10% Sponsor Holder is released from its Blackout Period Restrictions pursuant to Section 2.14(b) or Section 2.14(c), the other Sub 10% Sponsor Holders shall be simultaneously released, on a pro rata basis, from such Blackout Period Restrictions, and in the case of each of the foregoing clauses (iv) and (v), it being understood that each of the Company and the Sponsor Holder initially released from such Blackout Period Restrictions must immediately notify in writing the other applicable Sponsor Holders thereof.

(iii) Notwithstanding anything in Section 2.14 to the contrary, during the periods described in this Section 2.14 the Company may effect a Special Registration.

(e) Certain Matters. The Company agrees to use its reasonable best efforts to obtain from each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in Section 2.14(b) or Section 2.14(c), except as part of any such registration, if permitted. Without limiting the foregoing (but subject to Section 2.12), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any Blackout Period Restrictions required by this Section 2.14, including, for the avoidance of doubt, Section 2.14(a), as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such underwritten offering, the Company and each Holder shall, and shall cause each other Person subject to the Blackout Period Restrictions referred to in this Section 2.14 to, execute a customary agreement reflecting its agreement set forth in this Section 2.14. The Company shall impose stop-transfer instructions with respect to the Securities subject to the foregoing restriction until the end of the period referenced above.

Section 2.15 Clear Market. With respect to any underwritten offerings of Registrable Securities of the Sponsor Holders (each a “Sponsor Underwritten Offering”), the Company agrees not to effect (other than pursuant to the registration applicable to such Sponsor Underwritten Offering, pursuant to a Special Registration or pursuant to the exercise by any other Sponsor Holder of any of its rights under Section 2.2, Section 2.3 or Section 2.4) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Sponsor Underwritten Offering, pursuant to a Special Registration or pursuant to the exercise by any other Sponsor Holder of any of its rights under Section 2.2, Section 2.3 or Section 2.4) covering any of its Securities or any securities convertible into or exchangeable or exercisable for such Securities, during the period not to exceed ten (10) days prior and ninety (90) days after any Sponsor Underwritten Offering. For the avoidance of doubt, the Merger shall not be deemed to be a Sponsor Underwritten Offering.

Section 2.16 Discontinuance of Distributions and Use of Prospectus and Free Writing Prospectus. Each Holder of Registrable Securities included in any Registration Statement agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.7(h)(i), (i), or (i) or Section 2.7(i), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (a) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 2.7(i), (b) such Holder is advised in writing by the Company that the use of the Prospectus or Free Writing Prospectus, as the case may be, may be resumed, (c) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.7(h)(i) or Section 2.7(h)(i) or (d) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 2.7(i) or is advised in writing by the Company that the use of the Prospectus or Free Writing Prospectus may be resumed.

ARTICLE III

MISCELLANEOUS

Section 3.1 Term. This Agreement shall terminate (a) with respect to all Holders, with the prior written consent of the MD Holders and the SLP Holders or (b) with respect to any Holder, at such time as such Holder, together with its Affiliates, does not beneficially own any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 2.8, Section 2.13 and all of this Article III shall survive any such termination.

Section 3.2 Effectiveness. This Agreement shall become effective December 25, 2018 upon execution of this Agreement by the Company and each of the Sponsor Stockholders. In the event that this Agreement does not become effective, the First Restated Agreement shall continue in full force and effect without amendment or restatement.

Section 3.3 Further Assurances. From time to time, at the reasonable request of the MD Holders or the SLP Holders and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 3.4 Confidentiality. The terms of this Agreement and any information relating to any exercise of rights hereunder shall be confidential and no party to this Agreement shall disclose to any Person not a party to this Agreement any of the terms of this Agreement, except (a) in the case of each of the Sponsor Holders, to such Sponsor Holder’s partners, managers, members, advisors, employees, agents, accountants, trustees, attorneys, Affiliates and investment vehicles managed or advised by such Sponsor Holder or the partners, managers, members, advisors, employees, agents, accountants, trustees or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential (or are subject to customary confidentiality obligations with respect thereto), (b) in the case of the Temasek Holders, to the Permitted Temasek Transferees and to the Temasek Holders’ and the Permitted Temasek Transferees’ respective partners, managers, members, advisors, employees, agents, accountants, trustees, attorneys, Affiliates and investment vehicles managed or advised by such Temasek Holders or Permitted Temasek Transferees or the partners, managers, members, advisors, employees, agents, accountants, trustees or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential (or are subject to customary confidentiality obligations with respect thereto), (c) to such party’s advisors, (d) as may be required by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, law (including under the Securities Act or the Exchange Act), exchange listing requirements, regulation, legal or judicial process or audit, inquiries by a regulator, bank examiner or self-regulatory organization, pursuant to mandatory professional ethics rules or this Agreement (but only to the extent so required and after notifying the Company to the extent reasonably practicable and requesting confidential treatment) or (e) in connection with any litigation among the parties hereto.

Section 3.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the certificate of incorporation and bylaws (or equivalent organizational and governing documents) of any company, this Agreement shall govern as among the parties hereto.

Section 3.6 Specific Performance. Subject to Section 2.11, the parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 3.7 Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 3.8 Submissions to Jurisdictions; WAIVER OF JURY TRIALS.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this

Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 3.14 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 3.8(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II)

ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.8(e).

Section 3.9 Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 3.10 Consents, Approvals and Actions.

(a) MD Holders. All actions required to be taken by, or approvals or consents of, the MD Stockholders and/or the MD Holders under this Agreement (including with respect to any amendments pursuant to Section 3.11), shall be taken by consent or approval by, or agreement of, MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the MD Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Stockholders and/or the MD Holders.

(b) SLP Holders. All actions required to be taken by, or approvals or consents of, the SLP Stockholders and/or the SLP Holders under this Agreement (including with respect to any amendments pursuant to Section 3.11), shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the SLP Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders and/or the SLP Holders.

(c) MSD Partners Holders. All actions required to be taken by, or approvals or consents of, the MSD Partners Stockholders and/or the MSD Partners Holders under this Agreement (including with respect to any amendments pursuant to Section 3.11), shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the MSD Partners Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the MSD Partners Stockholders and/or the MSD Partners Holders.

(d) Temasek Holders. All actions required to be taken by, or approvals or consents of, the Temasek Stockholder and/or the Temasek Holders under this Agreement (including with respect to any amendments pursuant to Section 3.11), shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the Temasek Stockholder, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the Temasek Stockholder and/or the Temasek Holders.

(e) Non-Sponsor Holders. All actions required to be taken by, or approvals or consents of, the Non-Sponsor Holders under this Agreement (including with respect to any amendments pursuant to Section 3.11) shall be taken by consent or approval by, or agreement of, the holders of a majority of the outstanding Registrable Securities held by the Non-Sponsor Holders, taken together, at such time that provide such consent, approval or action in writing at such time.

Section 3.11 Amendment and Waiver.

(a) Any amendment, modification, supplement or waiver to or of any provision of this Agreement shall be in writing and shall require the prior written approval of the Company; provided, (i) that if any such amendment, modification, supplement or waiver adversely affects the MD Holders, it shall require the prior written consent of the holders of a majority of the Registrable Securities held by the MD Holders and their designated transferees or successors pursuant to Section 2.10(a) in the aggregate, (ii) that if any such amendment, modification, supplement or waiver adversely affects the SLP Holders, it shall require the prior written consent of the holders of a majority of the Registrable Securities held by the SLP Holders and their designated transferees or successors pursuant to Section 2.10(a) in the aggregate and (iii) if the express terms of any such amendment, modification, supplement or waiver disproportionately and adversely affects a Holder (other than the Sponsor Holders) or an MSD Partners Holder or Temasek Holder relative to the SLP Holders, it shall require the prior written consent of the holders of a majority of the Registrable Securities held by such affected Holders and their designated transferees or successors pursuant to Section 2.10(a) in the aggregate; provided, that the immediately preceding proviso shall not apply with respect to (i) in the case of Non-Sponsor Holders, amendments that do not apply to Non-Sponsor Holders, in the case of MSD Partners Holders, amendments that do not apply to MSD Partners Holders, and in the case of the Temasek Holders, amendments that do not apply to the Temasek Holders or (ii) amendments to reflect the addition of a new third-party holding Registrable Securities (other than (x) a designated transferee of Registrable Securities as a party hereto pursuant to Section 2.10(a) or (y) an additional Non-Sponsor Holder as a party hereto pursuant to Section 2.10(b)).

(b) Notwithstanding the foregoing, any addition of (i) a designated transferee of Registrable Securities as a party hereto pursuant to Section 2.10(a) or (ii) an Other Holder as or a recipient of Securities as a party hereto pursuant to Section 2.10(b) in each case shall not constitute an amendment hereto and the applicable Joinder Agreement need be executed only by the Company and such transferee, recipient or additional Non-Sponsor Holder.

(c) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 3.12 Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 3.13 Third Party Beneficiaries. Except for Section 2.8 and Section 3.15 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 3.14 Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission), nationally-recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel;

(b) in the case of the Holders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Holders, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Rich Capelouto

                  Daniel N. Webb

Facsimile: (650) 251-5002

Email: rcapelouto@stblaw.com

Email: dwebb@stblaw.com

If to any of the MD Holders, to:

Michael S. Dell

c/o Dell Inc.

One Dell Way

Round Rock, TX 78682

Facsimile: (512) 283-1469

Email: michael@dell.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

                 Andrew J. Nussbaum

                 Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

and

MSD Capital, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

                 Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdcapital.com

Email: mliguori@msdcapital.com

If to any of the MSD Partners Holders, to:

MSD Partners, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

                 Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdpartners.com

Email: mliguori@msdpartners.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

                  Andrew J. Nussbaum

                  Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

If to any of the Temasek Holders, to:

c/o Temasek Holdings (Private) Limited

60B Orchard Road

#06-18 Tower 2

Singapore

Attention: Justin Dzau

Email: justindzau@temasek.com.sg

with a copy (which shall not constitute notice or constructive notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York NY 10006

Attention: Paul J. Shim

Facsimile: (212) 225-3999

Email: pshim@cgsh.com

(c) in the case of any Non-Sponsor Holder, to the address, e-mail address or facsimile number of such Non-Sponsor Holder set forth in its Joinder Agreement (if applicable);

(d) in the case of any other Holder, to the address, e-mail address or facsimile number appearing in the books and records of the Company and/or in its Joinder Agreement (if applicable).

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 3.14, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party.

Section 3.15 No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 3.16 No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 3.17 Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 3.18 Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Second Amended and Restated Registration Rights Agreement or caused this Second Amended and Restated Registration Rights Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY:

DELL TECHNOLOGIES INC.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom Title: Senior Vice President and Assistant Secretary

MD STOCKHOLDER / MD HOLDER:

/s/ Michael S. Dell
MICHAEL S. DELL

MD STOCKHOLDER / MD HOLDER:

SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:	/s/ Marc R. Lisker
Name: Marc R. Lisker Title: President, Hexagon Trust Company

MSD PARTNERS STOCKHOLDERS / MSD PARTNERS HOLDERS:

MSDC DENALI INVESTORS, L.P.

By: MSDC Denali (GP), LLC, its General Partner

By:	/s/ Marcello Liguori
Name: Marcello Liguori Title: Authorized Signatory

MSD PARTNERS STOCKHOLDERS / MSD PARTNERS HOLDERS:

MSDC DENALI EIV, LLC

By: MSDC Denali (GP), LLC, its Managing Member

By:	/s/ Marcello Liguori
Name: Marcello Liguori Title: Authorized Signatory

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE PARTNERS III, L.P.

By: Silver Lake Technology Associates III, L.P., its General Partner

By: SLTA III (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:	/s/ Egon Durban
Name: Egon Durban Title: Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its General Partner

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:	/s/ Egon Durban
Name: Egon Durban Title: Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By: Silver Lake Technology Associates III, L.P., its General Partner

By: SLTA III (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:	/s/ Egon Durban
Name: Egon Durban Title: Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its General Partner

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:	/s/ Egon Durban
Name: Egon Durban Title: Managing Director

SLP STOCKHOLDER / SLP HOLDER:

SLP DENALI CO-INVEST, L.P.

By: SLP Denali Co-Invest GP, L.L.C., its General Partner

By: Silver Lake Technology Associates III, L.P., its managing member

By: SLTA III (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By:	/s/ Egon Durban
Name: Egon Durban Title: Managing Director

EXHIBIT A

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”), by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Venezio Investments Pte. Ltd., the Management Stockholders party thereto and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby adopts and approves the Registration Rights Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Registration Rights Agreement as [a][an] [MD Holder][MSD Partners Holder][SLP Holder][Temasek Holder][Management Holder and Non-Sponsor Holder].

The undersigned acknowledges and agrees that Section 3.6 through Section 3.8 of the Registration Rights Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the     day of            ,         .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the     day of            ,         .

[DELL TECHNOLOGIES INC.]

By:
Name:
Title: